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                                                                  Exhibit (d11)

                        INVESTMENT SUB-ADVISER AGREEMENT

Agreement made as of this 1st day of June, 2003, between Investors Bank and Trust Company - Advisory Division (the "Adviser"), a Massachusetts banking corporation, and Lincoln Capital Fixed Income Management Company, LLC (the "Sub-Adviser"), a Delaware limited liability company.

WHEREAS, MERRIMAC U.S. GOVERNMENT PORTFOLIO (the "Portfolio") is a series of the Merrimac Master Portfolio (the "Trust"), which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and the Trust has appointed the Adviser as the investment adviser for the Portfolio, pursuant to the terms of an Investment Adviser Agreement (the "Adviser Agreement"); and

WHEREAS, the Adviser Agreement provides that the Adviser may, at its option, subject to approval by the Trustees of the Trust (hereinafter, the "Trustees") and, to the extent necessary, shareholders of the Portfolio, appoint a sub-adviser to assume certain responsibilities and obligations of the Adviser under the Adviser Agreement; and

WHEREAS, the Adviser desires to appoint the Sub-Adviser as its sub-adviser for the Portfolio and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth; and

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Adviser and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment

           (a) The Adviser hereby appoints the Sub-Adviser as the investment sub-adviser of the Portfolio to provide investment advice and to perform for the Portfolio such other duties and functions as are hereinafter set forth. The Sub-Adviser hereby accepts such appointment and agrees to give the Portfolio and the Trustees, directly or through the Adviser, the benefit of the Sub-Adviser's best judgment, effort, advice and recommendations in respect of its duties as defined in Section 3.

           (b) The Adviser hereby represents and warrants to the Sub-Adviser, which representations and warranties shall be deemed to be continuing, that (i) it has full power and authority to enter into this Agreement and to delegate investment management discretion on behalf of the Portfolio to the Sub-Adviser, and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

           (c) The Sub-Adviser hereby represents and warrants to the Adviser, which representations and warranties shall be deemed to be continuing, that (i) it has full power and authority to enter into this Agreement, and (ii) it has taken all necessary and proper action to authorize the execution and delivery of this Agreement.

2. Delivery of Documents

Prior to the execution of this Agreement, the Adviser will furnish the Sub-Adviser with copies, properly certified or authenticated, of each of the following documents:

           (a) Resolutions adopted by the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust under the 1940 Act, authorizing the appointment of the Sub-Adviser and approving this Agreement;

           (b) The Trust's Registration Statement on Form N-1A under the 1940 Act, as amended through the date hereof (the "Registration Statement");

           (c) The current Confidential Offering Circular, Prospectus or similar document of any entity which the Trust has authorized as an investor in the Portfolio;

           (d) All currently effective investment related policies and procedures applicable to the Portfolio (the "Investment Procedures"); and

           (e) The Adviser Agreement.

3. Sub-Adviser Duties

The Sub-Adviser shall, subject to the direction and control of the Trustees or the general supervision of the Adviser, and in accordance with the objective and policies of the Portfolio and the implementation thereof as set forth in the Registration Statement and the Investment Procedures and applicable laws: (i) regularly provide investment advice and recommendations to the Portfolio, with respect to the Portfolio's investments, investment policies and the purchase and sale of securities; (ii) supervise and monitor continuously the investment program of the Portfolio and the composition of its portfolio and determine what securities and other investments shall be purchased and sold by the Portfolio;
(iii) arrange, subject to the provisions of Section 5 hereof, for the purchase of securities and other investments for the Portfolio and the sale of securities and other investments of the Portfolio; (iv) provide reports on the foregoing to the Adviser in such detail as the Adviser may reasonably deem to be appropriate in order to permit the Adviser to determine the adherence by the Sub-Adviser to the investment policies and legal requirements of the Portfolio; and (v) make its officers and employees available to the Adviser at reasonable times to review the investment policies of the Portfolio and to consult with the Adviser regarding the investment affairs of the Portfolio. The Adviser agrees to provide the Sub-Adviser copies of all amendments to the Registration Statement and the Investment Procedures that may be filed or adopted during the term of this Agreement prior to the effectiveness thereof, and the Sub-Adviser agrees to provide services hereunder in conformity with the Registration Statement and the Investment Procedures as so amended.

4. Compensation of the Sub-Adviser

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered and for the expenses borne by the Sub-Adviser, a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Adviser and the Trust shall have no liability therefor. Nothing in this Agreement shall require the Sub-Adviser to bear expenses of the Adviser, the Portfolio or the Trust.

5. Portfolio Transactions and Brokerage

The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio's account with issuers, brokers, dealers or banks selected by the Sub-Adviser, which may include where permissible under the 1940 Act and the rules and regulations thereunder (or pursuant to the terms of any applicable exemptive order issued by the SEC), brokers or dealers affiliated with the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser always shall seek best execution, which is to place transactions where the Portfolio can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates, provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved.

6. Interested Trustees or Parties

It is understood that Trustees, officers, and shareholders of the Trust may be or become interested in the Adviser or the Sub-Adviser as directors, officers or employees and that directors, officers and stockholders of the Adviser or the Sub-Adviser may be or become similarly interested in the Trust, and that the Adviser or the Sub-Adviser may be or become interested in the Trust as a shareholder or otherwise.

7. Services Not Exclusive

The services of the Sub-Adviser to the Adviser are not to be deemed exclusive, the Sub-Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Adviser's ability to meet all of its obligations with respect to rendering investment advice hereunder. The Sub-Adviser, its affiliates and its other clients may at any time acquire or dispose of securities which are at the same time being acquired or disposed of for the account of the Portfolio. The Sub-Adviser shall not be obligated to acquire for the Portfolio any security or other investment which the Sub-Adviser or its affiliates may acquire for its or their own accounts or for the account of another client.

8. Compliance; Books and Records

           (a) The Sub-Adviser agrees to maintain compliance procedures which are reasonably designed to ensure that the Portfolio's investment holdings and transactions comply with the applicable provisions of the 1940 Act and any rules or regulations thereunder and the investment objective, policies and restrictions of the Portfolio as set forth in the current Registration Statement and Investment Procedures.

           (b) The Sub-Adviser shall maintain, and shall furnish to the Adviser and the Trust, copies of all records relating to the services provided by the Sub-Adviser hereunder which are required to be maintained by the Trust pursuant to the provisions of Rule 31a-1 under the 1940 Act or by any other rule thereunder or by the Investment Procedures, or which relate to the compliance procedures required by paragraph (a) of this Section 8 as the Adviser or the Trust may reasonably request.

           (c) The Sub-Adviser agrees to provide upon reasonable request of the Adviser, information regarding the Sub-Adviser, including but not limited to, background information about the Sub-Adviser and its personnel, for use in connection with efforts to promote the Fund and the sale of its shares. The Adviser agrees that it shall not include, nor shall it permit any other person to include, any information relating or referring to the Sub-Adviser, its personnel or performance data in any prospectuses, statements of additional information, offering materials, advertisements, sales literature or other materials, without the prior approval of the Sub-Adviser.

           (d) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust in accordance with paragraph (b) of this
           Section 8 are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, provided however that the Sub-Adviser shall be permitted to keep copies of all such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it is required to maintain by Rule 31a-1 under the 1940 Act. The Sub-Adviser will treat confidentially and as proprietary information of the Trust all records and other information obtained from the Trust relative to the investment funds that invest in the Trust ("Authorized Investors"), including prior or potential Authorized Investors, except as otherwise required by law.

9. Limitation of Liability of Sub-Adviser; Indemnification

The Adviser agrees that the Sub-Adviser shall not be liable for any loss suffered by the Adviser, the Trust, Authorized Investors or their shareholders, or the Portfolio in connection with the performance of this Agreement by the Sub-Adviser, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Trust, Authorized Investors or the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence by the Sub-Adviser of its obligations and duties under this Agreement.

10. Duration, Amendment and Termination

           (a) Subject to prior termination as provided in sub-section (d) of this Section 10, this Agreement shall continue in effect until June 1, 2004 and for successive annual periods thereafter, but only so long as the continuance after such initial period shall be specifically approved at least annually by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio and the Authorized Investors.

           (b) This Agreement may be modified by the written agreement of the Adviser, the Sub-Adviser and the Trust, such consent on the part of the Trust to be authorized by vote of a majority of the outstanding voting securities of the Portfolio if required by law. The execution of any such modification or amendment by a party shall constitute a representation and warranty to the other parties that all necessary consents or approvals with respect to such modification or amendment have been obtained in the manner required by law and by this Agreement.

           (c) In addition to the requirements of paragraphs (a) and (b) of this
           Section 10, the terms of any continuance, modification or amendment of the Agreement must have been approved by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

           (d) Each of the Adviser, the Sub-Adviser or the Trust may, at any time on not less than sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, and in the case of the Trust, such action may be taken by the Trustees, or by vote of a majority of it's the outstanding voting securities of the Portfolio.

           (e) This Agreement shall terminate automatically in the event of its assignment.

           (f) Termination of this Agreement shall not relieve the Adviser nor the Sub-Adviser from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed prior to such termination. All records of the Trust in the possession of the Sub-Adviser shall be returned to the Trust as soon as reasonably practicable after the termination of this Agreement, provided however, that the Sub-Adviser shall be permitted to keep copies of all such records.

11. Disclaimer of Shareholder Liability

The Adviser and the Sub-Adviser understand that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property.

12. Miscellaneous

           (a) The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder as now in effect or as hereafter amended.

           (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

           (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

           (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

           (e) This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

           (f) Any notice under this Agreement shall be effective when it is actually received by the party to whom it is given and shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at the following address, or such other address as a party may designate by notice given in accordance with this paragraph
           (f) of Section 12 for the receipt of such notice.

           If to the Adviser:
                  Andrew Josef
                  Investors Bank & Trust Company - Advisory Division 200 Clarendon Street
                  Mail Stop ADM 003
                  Boston, Massachusetts  02106


           If to the Sub-Adviser:
                  Lincoln Capital Fixed Income Management, LLC
                  200 South Wacker Drive
                  Chicago, Illinois  60606
                  Attn:  Bradley Tank


           If to the Trust:
                  Paul Jasinski
                  Merrimac Master Portfolio
                  200 Clarendon Street
                  Mail Stop MER 091
                  Boston, Massachusetts 02106






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           IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective officers designated below as of the day and year first above written.


                              INVESTORS BANK & TRUST COMPANY - ADVISORY DIVISION ("ADVISER")

                              By: /s/ Michael Rogers
                              ------------------------------
                              Name:  Michael Rogers
                              Title:  President


                              LINCOLN CAPITAL FIXED INCOME MANAGEMENT
                              COMPANY, LLC ("SUB-ADVISER")

                              By: /s/ Kurt A. Locher
                              ------------------------------
                              Name:  Kurt A. Locher
                              Title:  Vice President


The Merrimac Master Portfolio on behalf of the Merrimac U.S. Government Portfolio hereby acknowledges the execution of this Agreement


MERRIMAC MASTER PORTFOLIO
("THE TRUST")

By: /s/ Paul J. Jasinski
------------------------------
Name:  Paul J. Jasinski
Title: President and Chief Executive Officer
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                                   SCHEDULE A

The Adviser will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered an annual fee, computed by applying the annual percentage rates set forth below to the average daily net assets of the Portfolio during the calendar month:

                   0.09% on the first $500,000,000 in assets;
                  0.07% on the next $500,000,000 in assets; and
                    0.06% on assets exceeding $1,000,000,000

The fee for each month shall be payable within 30 business days after the end of the month. If this Agreement is effective for only a portion of any calendar month, the fee payable for such partial month shall be pro rated based upon the number of days during the month that the Agreement was in effect bears to the number of days in the month.